Exhibit 10.1

AMENDMENT NUMBER EIGHTEEN
TO
TEXAS REGIONAL BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), together with Texas State Bank, a Texas state banking association; TSB Securities, Inc., Port Arthur Abstract and Title Company, Southeast Texas Title Company, and Valley Mortgage Company, Inc., all Texas corporations; and Southeast Texas Insurance Services, L.P., a Texas limited partnership of which Southeast Texas Insurance Services Holdings, LLC is the general partner (collectively, the “Participating Employers”); and the Trustees and the Administrative Committee members of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) adopt the following amendments to the Plan generally effective as of May 1, 2005.

WHEREAS, the Company has established and maintains the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) (the “Plan”); and

WHEREAS, the Company and the Participating Employers desire to amend the Plan to add in-kind distributions of Participants’ account balances in circumstances where such distributions are feasible and to simplify certain other Plan provisions; and

WHEREAS, under Section 2.2 of the Plan, the Plan Administrator is the Company unless another person or entity has been appointed pursuant to Section 3.2 of the Plan as Plan Administrator; and

WHEREAS, the Company and the Participating Employers desire to appoint the Plan’s existing Administrative Committee as the Plan Administrator under ERISA; and

WHEREAS, the Participating Employers have joined in the Plan for the purpose of providing benefits under the Plan to their eligible employees; and

WHEREAS, pursuant to Section 10.1 of the Plan, the Company has the right to amend the Plan, provided that the Trustees join in such Amendment if the provisions of the Plan affecting the Trustees are amended; and

WHEREAS, pursuant to Section 13.6 of the Plan, the Company has the right to amend the Plan, provided that the Participating Employers join in such Amendment; and

WHEREAS, the Company and the Participating Employers desire to amend the Plan to document the effective date of each Participating Employer’s adoption of the Plan and to authorize the Company to adopt future amendments, to appoint fiduciaries, and to take other actions with respect to the Plan, all without the joinder of the Participating Employers.

NOW, THEREFORE, IT IS HEREBY RESOLVED THAT the Plan is amended effective May 1, 2005, except as specifically provided below, as follows:

1.                                      Plan Section 2.20 is amended and restated in its entirety to read as follows:

2.20                           “Employer” means Texas Regional Bancshares, Inc. and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan.  In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 13.1) which shall adopt this Plan.  For purposes of Article IX, TRUSTEE, and Sections 10.1 and 10.2, relating to the Employer’s authority to amend or terminate the Plan, however, the term “Employer” shall mean only Texas Regional Bancshares, Inc., which shall act under those provisions without the need to consult any Participating Employer.

2.                                      Plan Section 2.30 is amended and restated in its entirety, effective January 1, 2004, to read as follows:

2.30                           “Forfeiture” means that portion of a Participant’s Account that is not Vested.  A Forfeiture occurs on the earlier of:

(a)                                  the distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer.  For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

(b)                                 the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.

3.                                      Plan Section 2.55 is amended and restated in its entirety to read as follows:

2.55                           “Participant’s Transfer/Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant’s interest in the Plan resulting from amounts transferred from another qualified plan or “conduit” Individual Retirement Account in accordance with Section 5.11.

A separate accounting shall be maintained with respect to that portion of the Participant’s Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(1)) and “rollovers.”

A Participant’s Transfer/Rollover Account shall include Bank of Texas Transfer/Rollover Accounts, Harlingen National Bank Transfer/Rollover Accounts, Riverway Bank Transfer/Rollover Accounts, Texas Country Bank Transfer/Rollover Accounts, First State Bank, Bishop Transfer/Rollover Accounts, all of which are fully vested, and any other such accounts resulting from mergers of other plans into this Plan.

4.                                      Plan Section 4.7 is amended and restated in its entirety effective January 1, 2005, to read as follows:

4.7                                 REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)                                  Participation.

(1)                                  A Former Participant shall participate in the Plan as of the date of reemployment.

(2)                                  A rehired Eligible Employee who had fulfilled the requirements of Section 4.1 for participation in salary reduction elections and Employer Discretionary Matching Contributions prior to severance from employment may participate in such contributions immediately upon reemployment unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee.

(3)                                  A rehired Eligible Employee who had fulfilled the requirements of Section 4.1 for participation in Employer Discretionary Optional Contributions prior to severance from employment, but who had not reached his or her effective date of participation under Section 4.2 shall participate in such those contributions as described in Section 4.2 unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee.

(4)                                  A rehired Eligible Employee who had not fulfilled the requirements of Section 4.1 for participation in salary reduction elections and Employer Discretionary Matching Contributions prior to severance from employment shall continue to earn Years of Service for eligibility purposes upon reemployment unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee for purposes of such contributions.

(5)                                  A rehired Eligible Employee who had not fulfilled the requirements of Section 4.1 for participation in Employer Discretionary Optional Contributions prior to severance from employment shall continue to earn Years of Service for eligibility purposes upon reemployment unless the Employee has incurred a 1-Year Break in Service.  If a 1-Year Break in Service was incurred, the Employee’s prior service will be disregarded for eligibility purposes, and the Eligible Employee shall be treated as a new employee for purposes of such contributions.

(b)                                 Vesting.  All Years of Service, as defined for vesting purposes under Section 2.76, shall be credited for all Accounts under the Plan except as specifically provided below for a Former Participant who is partially vested in any pre-break Account that is subject to vesting under the Plan.

(1)                                  After a partially Vested Former Participant incurs five consecutive 1-Year Breaks in Service, the Vested portion of said Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service, nor shall the Participant’s Account attributable to post-break service be increased as a result of pre-break service.  In such case, separate accounts will be maintained as follows:

(i)                                     one account for nonforfeitable benefits attributable to pre-break service; and

(ii)                                  one account representing the Participant’s Employer- derived account balance in the Plan attributable to post-break service.

(2)                                  If a partially Vested Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his or her entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Participant repays the full amount which had been distributed.  Such repayment must be made before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five consecutive 1-Year Breaks in Service commencing after the distribution.  If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five years after the date of distribution.  If the Former Participant does repay the full amount distributed, the forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution.  The source for such reinstatement may be Forfeitures occurring during the Plan Year.  If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts, provided, however, that if a discretionary contribution is made for such year, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

5.                                      Plan Subsection 5.11(a), relating to rollovers and transfers from other plans, is amended and restated in its entirety to read as follows:

(a)                                  With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a) by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section.  The amounts transferred shall be set up in a separate account herein referred to as a Participant’s Transfer/Rollover Account. Furthermore, unless a Participant is fully vested in the amounts transferred, for vesting purposes, the Participant’s portion of the Participant’s Transfer/Rollover Account attributable to any transfer shall be subject to Section 8.4(b).

Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

6.                                      Plan Subsection 5.12(a), relating to participant-directed investments, is amended and restated in its entirety to read as follows:

(a)                                  Effective as of December 1, 2001, Participants may, subject to Section 5.12(d) and a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances attributable to their Deferred Compensation in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures.

Effective as of January 1, 2002, Participants may, subject to the Participant Direction Procedures, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances attributable to their Participant’s Transfer/Rollover Accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures.

That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.

7.                                      Plan Subsection 5.12(d), relating to the Plan’s means of distribution, is amended and restated in its entirety to read as follows:

(d)                                 Each “Qualified Participant” may elect within ninety (90) days after the close of each Plan Year during the “Qualified Election Period” to direct the Trustee in writing to invest twenty-five percent (25%) of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such “Qualified Participant’s” Company Stock Account, excluding any portion of said Company Stock Account attributable to Elective Contributions or to the Participant’s Transfer/Rollover Account (reduced by the number of shares of Company Stock previously diversified or distributed, pursuant to a prior election, in cash, in mutual fund interests as permitted by Section 8.6(a), and/or in Company Stock) in the specific assets, specific funds or other investments permitted under the Plan, which investment options shall consist of at least three (3) investment options not inconsistent with any Regulations promulgated by the Secretary of the Treasury.  The Trustee shall invest the portion of the “Qualified Participant’s” Company Stock that is subject to the diversification election within ninety (90) days after the period during which the Participant’s election may be made.  In the case of the election year in which the last election can be made by the Participant, the preceding sentence shall be applied by substituting “50 percent” for “25 percent.”  If the “Qualified Participant” elects to direct the Trustee as to the distribution of the Participant’s Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a “Qualified Participant” is eligible to make an election) of Company Stock acquired by or contributed to the

Plan and allocated to a “Qualified Participant’s” Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph.  For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

8.                                      Plan Subsection 8.5(a), relating to lump-sum distributions, is amended and restated in its entirety effective January 1, 2004, to read as follows:

(a)                                  The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount to which the Participant is entitled under the Plan in one lump-sum payment or in partial lump-sum payments, each less than the entire remaining Participant’s Combined Account.

9.                                      Plan Subsection 8.5(j), relating to Bank of Texas Transfer/Rollover Accounts, is deleted.

10.                               Plan Subsection 8.6(a), relating to the Plan’s means of distribution, is amended and restated in its entirety to read as follows:

(a)                                  Distribution of a Participant’s benefit may be made in cash or Company Stock, or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock.  Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant’s Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock.  In addition, a Participant may elect distribution of interests in mutual funds to the extent that such mutual fund interests are allocated to the Participant’s Combined Account at the time of distribution, provided that the distributee of such interests in mutual funds is capable of holding such interests.

11.                             Plan Subsection 8.6(d), relating to the Plan’s means of distribution, is amended and restated in its entirety to read as follows:

(d)                                 Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2)(B)(ii)(I), the Administrator shall distribute a Participant’s Combined Account entirely in cash and/or mutual fund interests as described in Section 8.6(a) without granting the Participant the right to demand distribution in shares of Company Stock.

12.                               Plan Subsection 8.6(f)(first paragraph only), relating to accounts that are subject to the annuity distribution rules, is amended and restated in its entirety effective January 1, 2003, to read as follows:

(f)                                    Notwithstanding anything contained herein to the contrary, this Section 8.6(f) shall apply with respect to any Participant’s Target Benefit Capital Accumulation.

13.                               Plan Subparagraph 8.6(f)(1)(i), relating to the Qualified Joint and Survivor Annuity, is amended and restated in its entirety to read as follows:

(i)                                     General.  Unless otherwise elected as provided below, the Participant’s Target Benefit Capital Accumulation (less amounts attributable to Employee contributions within the meaning of Code Section 72(o)) of a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall be paid in the form of a Qualified Joint and Survivor Annuity.  If said Participant has elected a life annuity option under this Plan, the vested portion of the Participant’s Combined Account shall be paid in the form of a Qualified Joint and Survivor Annuity, unless otherwise elected as provided below.

An unmarried Participant shall receive the value of his benefit in the form of a life annuity.  Such unmarried Participant, however, may elect in writing to waive the life annuity.  The election must comply with the provisions of Section 8.6(f)(1)(ii) of this Plan as if it were an election to waive the Qualified Joint and Survivor Annuity by a married Participant, but without the spousal consent requirement.

The Participant may elect to have any annuity provided for in this Section distributed upon the attainment of the “earliest retirement age” under the Plan.  The “earliest retirement age” is the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

14.                               Plan Subparagraph 8.6(f)(2)(i), relating to the Qualified Preretirement Survivor Annuity, is amended and restated in its entirety to read as follows:

(i)                                     General.  Unless otherwise elected as provided below, in the case of a Vested Participant (or former Vested Participant) who dies before the Annuity Starting Date and who has a surviving spouse, the Participant’s Target Benefit Capital Accumulation shall be paid to his or her surviving spouse in the form of a Qualified Preretirement Survivor Annuity.  Further, if said Vested Participant (or former Vested Participant) has elected a life annuity option prior to December 31, 2001 under this Plan, the vested portion of the Participant’s Combined Account shall be paid to the surviving spouse in the form of a Qualified Preretirement Survivor Annuity.

The Participant’s spouse may direct that payment of the Qualified Preretirement Survivor Annuity commence within a reasonable period after the Participant’s death.  If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62.  However, the spouse may elect a later commencement date.  Any distribution to the Participant’s spouse shall be subject to the rules specified in Section 8.5(e).

15.                               Plan Subparagraph 8.6(f)(2)(v), relating to the Plan’s means of distributing certain death benefits, is amended and restated in its entirety to read as follows:

(v)                                 To the extent the death benefit is not paid in the form of a Qualified Preretirement Survivor Annuity, it shall be paid to the Participant’s Beneficiary by one lump-sum payment in cash and/or Company Stock.

16.                               Plan Subsection 8.6(g), relating to certain previously eliminated distribution options, is deleted effective January 1, 2003.

17.                               Plan Subsection 8.6(h), relating to certain previously eliminated distribution options, is deleted effective January 1, 2003.

18.                               Plan Subsection 8.6(i), relating to certain previously eliminated distribution options, is deleted effective January 1, 2003.

19.                               Plan Section 8.11 is amended and restated in its entirety to read as follows:

8.11                           IN-SERVICE DISTRIBUTION

(a)                                  At such time as an Employee has attained the age of 59 ½ years or at any time thereafter, the Employee may elect to commence distribution of all or a portion of any of the following amounts:

(1)                                  The portion of the Employee’s Elective Account that is attributable to Salary Reduction Contributions and any Employer Qualified Non-Elective Contributions.

(2)                                  The portion of the Employee’s Transfer/Rollover Account that is attributable to Matching Contributions made to a plan that was subsequently merged into this Plan.

(3)                                  The portion of the Employee’s Transfer/Rollover Account that is attributable to after-tax employee contributions made to a plan that was subsequently merged into this Plan.

(4)                                  The portion of an Employee’s Transfer/Rollover Account that is attributable to “rollovers” (as defined in Section 5.11(b)).

(5)                                  The Employee’s Bank of Texas Transfer/Rollover Account (if any), as defined in Section 2.55.

(b)                                 At such time as an Employee has attained the age of 70 ½ years or at any time thereafter, the Employee may elect to commence distribution of all or a portion of any of the Participant’s Accounts.

(c)                                  In the event that a distribution is made to a Participant under this Section, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Eligible Employee.  Any distribution made pursuant to this Section shall be made in a manner consistent with Article VIII, including, but not limited to, all applicable notice and consent requirements.

20.                               Article XIII of the Plan is amended and restated in its entirety to read as follows:

ARTICLE XIII

PARTICIPATING EMPLOYERS

13.1                           ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of Texas Regional Bancshares, Inc. and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.2                           REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)                                  Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)                                 The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)                                  At the option of Texas Regional Bancshares, Inc. and with the approval of the Administrator, any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by Texas Regional Bancshares, Inc. or by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

13.3                           DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably Texas Regional Bancshares, Inc. as its agent.

13.4                           EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved.  No such transfer shall effect a termination of employment hereunder if the transfer involves an Affiliated Employer, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

13.5                           PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

With respect to Participating Employers that are not Affiliated Employers, any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Participating Employer making the contribution or by which the forfeiting Participant was employed.  However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan.  On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each non-Affiliated Participating Employer hereunder and as to the accounts and credits of the Employees of each non-Affiliated Participating Employer.  The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer to or from a non-Affiliated Participating Employer to another Employer, the employing Participating Employer shall immediately notify the Trustee thereof.

13.6                           AMENDMENT

Amendment of this Plan shall only be by the written action of Texas Regional Bancshares, Inc. and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

13.7                           DISCONTINUANCE OF PARTICIPATION

No Participating Employer shall be permitted to discontinue or revoke its participation in the Plan without the consent of Texas Regional Bancshares, Inc.  Texas Regional Bancshares, Inc., may, however, discontinue the participation of any Participating Employer at any time without the consent of any person.  At the time of any such discontinuance or revocation, satisfactory evidence thereof shall be delivered to the Trustee by Texas Regional Bancshares, Inc.  The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees, provided, however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 411(d)(6) protected benefits” as described in Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of Article VII hereof.  In no such event shall any part of the corpus or income of the Trust as it relates to a non-Affiliated Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such non-Affiliated Employer.

13.8                           ADMINISTRATOR’S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

21.                               Schedule B to the Plan, Effective Date of Participating Employer Adoption, is adopted in the form attached to this Amendment as Exhibit “A.”

22.                               Pursuant to Section 3.2 of the Plan, the Administrative Committee is hereby appointed to serve as the Plan Administrator of the Plan, effective May 1, 2005.

IN WITNESS WHEREOF, this Eighteenth Amendment to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) has been executed this 10th day of May, 2005 to be effective as of the dates provided above.

TEXAS REGIONAL BANCSHARES, INC.

By:	/s/ G. E. Roney
Glen E. Roney,
Chairman of the Board and
Chief Executive Officer

TEXAS STATE BANK

By:	/s/ G. E. Roney
Glen E. Roney,
Chairman of the Board, Chief Executive
Officer and Trust Officer

TSB SECURITIES, INC.

By:	/s/ John R. Booth, Jr.
John R. Booth, Jr.,
President

PORT ARTHUR ABSTRACT AND TITLE COMPANY

By:	/s/ Ken N. Whitlow
Ken N. Whitlow,
President

SOUTHEAST TEXAS TITLE COMPANY

By:	/s/ Ken N. Whitlow
Ken N. Whitlow,
President

SOUTHEAST TEXAS INSURANCE SERVICES, L.P.

By:	/s/ Susan Byrom
Susan Byrom
President, Southeast Texas Insurance Services Holdings, LLC

VALLEY MORTGAGE COMPANY, INC.

By:	/s/ Paul Schwab
Paul Schwab,
President

AGREED TO AND ACCEPTED BY:

/s/ G. E. Roney
Glen E. Roney, Trustee

/s/ Morris Atlas
Morris Atlas, Trustee

/s/ Robert F. Boggus
Robert F. Boggus, Trustee

AGREED TO AND ACCEPTED BY:

/s/ G. E. Roney
Glen E. Roney, Committee Chairman

/s/ Doug G. Bready
Douglas G. Bready, Committee Member

Danny L. Buttery, Committee Member

/s/ Tony J. Gorman
Tony J. Gorman, Committee Member

/s/ Stanley Grisham
Stan Grisham, Committee Member

/s/ John A. Martin
John A. Martin, Committee Member

/s/ Paul Moxley
Paul S. Moxley, Committee Member

/s/ J. Pat Parsons
J. Pat Parsons, Committee Member

/s/ Lois Ann Stanton
Lois Ann Stanton, Committee Member

/s/ Carroll W. Sturgis
Carroll W. Sturgis, Jr., Committee Member

Schedule B

Effective Date of Participating Employer Adoption

The following Participating Employers have adopted the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) for the benefit of their eligible employees effective as of the dates indicated below.

Name of Company	Effective Date of Adoption

TEXAS REGIONAL BANCSHARES, INC.	January 1, 1984

TEXAS STATE BANK	January 1, 1984

TSB SECURITIES, INC.	January 1, 1997

PORT ARTHUR ABSTRACT AND TITLE COMPANY	March 12, 2004

SOUTHEAST TEXAS TITLE COMPANY	March 12, 2004

SOUTHEAST TEXAS INSURANCES SERVICES, L.P.	March 12, 2004

VALLEY MORTGAGE COMPANY, INC.	November 23, 2004

EXHIBIT “A”